Exhibit 99.(17)(b)

PROXY CARD

Value Line Convertible Fund, Inc.

PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS
To be held December 15, 2011

I (We), having received notice of the Special Meeting of Shareholders (the “Meeting”) of the Value Line Convertible Fund, Inc. (the “Fund”) and the accompanying Proxy Statement/Prospectus, and revoking all prior proxies, hereby appoint Mitchell E. Appel, Peter D. Lowenstein and Leonard A. Pierce (the “Named Proxies”), and each of them, my (our) attorney (with full power of substitution in them and each of them) for and in my (our) name(s) to attend the Meeting of the Fund to be held on December 15, 2011, at 4:00 p.m. (Eastern time) at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 399 Park Avenue, New York, New York 10022, and any adjourned session or sessions thereof, and there to vote and act upon the following matters (as more fully described in the accompanying Proxy Statement/Prospectus) in respect of all shares of the Fund which I (we) will be entitled to vote or act upon, with all the powers I (we) would possess if personally present.

The shares represented by this proxy will be voted in accordance with my (our) instructions as given on the reverse side with respect to the Proposal.  If this proxy is executed but no instruction is given, I (we) understand that the Named Proxies will vote my (our) shares in favor of the Proposal.  The Named Proxies are authorized to vote on any other business that may properly come before the Meeting in their discretion.

[ADDRESS LINE 1] [ADDRESS LINE 2] [ADDRESS LINE 3] [ADDRESS LINE 4] [ADDRESS LINE 5] [ADDRESS LINE 6] [ADDRESS LINE 7]
NOTE: Please be sure that you complete, sign and date your proxy card. In signing, please write your name(s) exactly as it (they) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give your full title as such. Proxies being signed by or on behalf of corporate shareholders should be signed in full corporate name by an authorized officer.  Joint owners should each sign personally.

	Signature	Date
	Signature (if held jointly)	Date
Title if a corporation, partnership or other entity

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THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
(THE “BOARD”) OF YOUR FUND.

YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY SHARES YOU OWN.  THE MATTER WE ARE SUBMITTING FOR YOUR CONSIDERATION IS SIGNIFICANT TO THE FUND AND TO YOU AS A FUND SHAREHOLDER.  PLEASE TAKE THE TIME TO READ THE PROXY STATEMENT/PROSPECTUS AND CAST YOUR VOTE USING ANY OF THE METHODS DESCRIBED BELOW.

Three simple methods to vote your proxy:

1. Internet:
Log on to www.kingproxy.com/valueline. Make sure to have this proxy card available when you plan to vote your shares. You will need the control number and check digit found in the box at the right at the time you execute your vote.

Control Number:
2. Touchtone Phone:	Dial toll-free 1-800-735-3568 and follow the automated instructions. Please have this proxy card available at the time of the call.
3. Mail:	Sign, date, and complete the reverse side of this proxy card and return it in the postage paid envelope provided.	Check Digit

If you have any questions about the Proposal or completing this proxy card, please call the Proxy Solicitation Firm (toll-free) at 1-800-735-3568.  Representatives are available Monday through Friday, 8:00 a.m.- 10:00 p.m. (Eastern time), and Saturday, 11:00 a.m.- 6:00 p.m. (Eastern time).

TAGID: “TAG ID”	CUSIP: “CUSIP”

PROXY CARD

Value Line Convertible Fund, Inc.

THE BOARD (INCLUDING ALL OF THE INDEPENDENT DIRECTORS) RECOMMENDS THAT YOU VOTE IN FAVOR OF THE FOLLOWING PROPOSAL:

PROPOSAL:

To approve an Agreement and Plan of Reorganization between your Fund and Value Line Income and Growth Fund, Inc. (the “Acquiring Fund”) providing for: (a) the acquisition of all of the assets, and assumption of all of the liabilities, of your Fund by the Acquiring Fund, in exchange for shares of the Acquiring Fund; (b) the distribution of such shares of the Acquiring Fund to the shareholders of your Fund; and (c) the liquidation and dissolution of your Fund.

TO VOTE, MARK ONE BOX IN BLUE OR BLACK INK.  Example: ■

FOR	AGAINST	ABSTAIN
☐	☐	☐

If you plan to attend the Meeting please check this box:  ☐

EVERY SHAREHOLDER’S VOTE IS IMPORTANT!  PLEASE VOTE NOW.

“Scanner Bar Code”
TAG ID:	CUSIP: